
                                                                                                        Exhibit 12

                                                                                                        Page 1

                                           GTE CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED STATEMENTS OF THE RATIO OF EARNINGS TO FIXED CHARGES
                                                (Thousands of Dollars)

                                                     (Unaudited)


                                                             Years Ended December 31
                                               1994        1993        1992        1991        1990
  Net earnings available for fixed charges:
     Income from continuing operations               $2,450,779  $  989,803  $1,787,035  $1,528,102  $1,622,261
     Add (deduct) -
       Income taxes                                  1,532,482   567,747     966,589     662,860     697,963
       Interest expense                              1,139,233   1,298,234   1,475,670   1,574,746   1,510,909
       Capitalized interest (net of
          amortization)                              (6,045)     (3,421)     (4,931)     (14,791)    (18,316)
       Preferred stock dividends of subsidiaries     18,252      22,162      23,429      25,317      28,697
       Additional income requirement on preferred
          stock dividends of subsidiaries            11,426      12,739      12,671      11,006      12,357
       Minority interests                            140,464     112,335     112,425     103,626     83,471
       Portion of rent expense representing
           interest                                     139,715     153,058     196,533     210,698     206,959
                                                     5,426,306   3,152,657   4,569,421   4,101,564   4,144,301
     Deduct - Minority interests                       (242,937)   (236,944)   (248,979)   (247,284)   (224,240)
               Adjusted earnings available
                   for fixed charges from
                   continuing operations             $5,183,369  $2,915,713  $4,320,442  $3,854,280  $3,920,061

  Fixed Charges:
     Interest charges                                $1,139,233  $1,298,234  $1,475,670  $1,574,746  $1,510,909
     Preferred dividends of subsidiaries             18,252      22,162      23,429      25,317      28,697
     Additional income requirement on preferred
        dividends of subsidiaries                    11,426      12,739      12,671      11,006      12,357
     Portion of rent expense representing
         interest                                       139,715     153,058     196,533     210,698     206,959
                                                     1,308,626   1,486,193   1,708,303   1,821,767   1,758,922
     Deduct - Minority interests                        (68,096)    (78,421)    (86,504)    (89,479)    (91,730)
               Adjusted fixed charges                $1,240,530  $1,407,772  $1,621,799  $1,732,288  $1,667,192

  Ratio of Earnings to Fixed Charges - continuing
     operations                                   4.18        2.07        2.66        2.22        2.35



                                                              Exhibit 12
                                                              Page 2
                        GTE CORPORATION AND SUBSIDIARIES

 CONSOLIDATED  STATEMENTS OF THE RATIO OF EARNINGS TO FIXED CHARGES - PRO FORMA
                             (Thousands of Dollars)

                                  (Unaudited)

                                           Years Ended December 31
                                             1994(a)     1993(b)
  Net earnings available for fixed charges:
     Income from continuing operations             $2,288,480  $2,095,170
     Add (deduct) -
       Income taxes                                1,431,044   1,210,401
       Interest expense                            1,139,233   1,298,234
       Capitalized interest (net of
          amortization)                            (6,045)     (3,421)
       Preferred stock dividends of
          subsidiaries                             18,252      22,162
       Additional income requirement on preferred
          stock dividends of subsidiaries          11,426      12,739
       Minority interests                          140,464     112,335
       Portion of rent expense representing
           interest                                   139,715     153,058
                                                   5,162,569   4,900,678
     Deduct - Minority interests                     (242,937)   (236,944)
               Adjusted earnings available
                   for fixed charges from
                   continuing operations           $4,919,632  $4,663,734

  Fixed Charges:
     Interest charges                              $1,139,233  $1,298,234
     Preferred dividends of subsidiaries           18,252      22,162
     Additional income requirement on preferred
        dividends of subsidiaries                  11,426      12,739
     Portion of rent expense representing
         interest                                     139,715     153,058
                                                   1,308,626   1,486,193
     Deduct - Minority interests                      (68,096)    (78,421)
               Adjusted fixed charges              $1,240,530  $1,407,772

  Ratio of Earnings to Fixed Charges - continuing
     operations                                3.97        3.31

  (a) Excludes the after-tax gain on the sale of non-strategic telephone properties of $162 million.

  (b) Excludes the $1.8 billion pre-tax restructuring charge, the after-tax cost of voluntary separation programs at Telephone Operations of $74 million and the after-tax gain on the sale of non-strategic telephone properties of $91 million.







                                                                                                        Exhibit 12
  Page 2
                                           GTE CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF THE RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                                (Thousands of Dollars)

                                                     (Unaudited)

                                                             Years Ended December 31
                                               1994        1993        1992        1991        1990
  Net earnings available for fixed charges
  and preferred stock dividends:
     Income from continuing operations               $2,450,779  $  989,803  $1,787,035  $1,528,102  $1,622,261
     Add (deduct) -
       Income taxes                                  1,532,482   567,747     966,589     662,860     697,963
       Interest expense                              1,139,233   1,298,234   1,475,670   1,574,746   1,510,909
       Capitalized interest (net of
          amortization)                              (6,045)     (3,421)     (4,931)     (14,791)    (18,316)
       Preferred stock dividends of subsidiaries18,252           22,162      23,429      25,317      28,697
       Additional income requirement on preferred
          stock dividends of subsidiaries            11,426      12,739      12,671      11,006      12,357
       Minority interests                            140,464     112,335     112,425     103,626     83,471
       Additional income requirement on preferred
          stock dividends of Parent                  6,204       10,246      14,241      15,991      18,802
       Portion of rent expense representing
           interest                                     139,715     153,058     196,533     210,698     206,959
                                                     5,432,510   3,162,903   4,583,662   4,117,555   4,163,103
     Deduct - Minority interests                        (242,937)              (236,944)   (248,979)   (247,284)
  (224,240)
        Adjusted earnings available for fixed
         charges and preferred stock
          dividends - continuing operations          $5,189,573  $2,925,959  $4,334,683  $3,870,271  $3,938,863

  Fixed Charges and preferred stock dividends:
     Interest charges                                $1,139,233  $1,298,234  $1,475,670  $1,574,746  $1,510,909
     Preferred dividends of subsidiaries             18,252      22,162      23,429      25,317      28,697
     Additional income requirement on preferred
        dividends of subsidiaries                    11,426      12,739      12,671      11,006      12,357
     Preferred stock dividends of Parent             9,910       17,825      26,331      36,785      43,662
       Additional income requirement on preferred
          stock dividends of Parent                  6,204       10,246      14,241      15,991      18,802
     Portion of rent expense representing
         interest                                       139,715     153,058     196,533     210,698     206,959
                                                     1,324,740   1,514,264   1,748,875   1,874,543   1,821,386
     Deduct - Minority interests                        (68,096)    (78,421)    (86,504)    (89,479)    (91,730)
               Adjusted fixed charges                $1,256,644  $1,435,843  $1,662,371  $1,785,064  $1,729,656

  Ratio of Earnings to Fixed Charges and
     preferred stock dividends -
       continuing operations                      4.13        2.04        2.61        2.17        2.28

                                                              Exhibit 12
                                                              Page 4
                      GTE CORPORATION AND SUBSIDIARIES

   CONSOLIDATED STATEMENTS OF THE RATIO OF EARNINGS TO FIXED CHARGES AND
                   PREFERRED STOCK DIVIDENDS - PRO FORMA
                           (Thousands of Dollars)

                                (Unaudited)

                                            Years Ended December 31
                                             1994(a)     1993(b)
  Net earnings available for fixed charges and
  preferred stock dividends:
     Income from continuing operations             $2,288,480  $2,095,170
     Add (deduct) -
       Income taxes                                1,431,044   1,210,401
       Interest expense                            1,139,233   1,298,234
       Capitalized interest (net of
          amortization)                            (6,045)     (3,421)
       Preferred stock dividends of
          subsidiaries                             18,252      22,162
       Additional income requirement on preferred
          stock dividends of subsidiaries          11,426      12,739
       Minority interests                          140,464     112,335
       Additional income requirement on preferred
          stock dividends of Parent                6,204       10,246
       Portion of rent expense representing
           interest                                   139,715     153,058
                                                   5,168,773   4,910,924
     Deduct - Minority interests                     (242,937)   (236,944)
         Adjusted earnings available for fixed
           charges and preferred stock dividends
              from continuing operations           $4,925,836  $4,673,980

  Fixed charges and preferred stock dividends:
     Interest charges                              $1,139,233  $1,298,234
     Preferred dividends of subsidiaries           18,252      22,162
     Additional income requirement on preferred
        dividends of subsidiaries                  11,426      12,739
     Preferred stock dividends of Parent           9,910       17,825
     Additional income requirement on preferred
          stock dividends of Parent                6,204       10,246
     Portion of rent expense representing
         interest                                     139,715     153,058
                                                   1,324,740   1,514,264
     Deduct - Minority interests                      (68,096)    (78,421)
         Adjusted fixed charges and
           preferred stock dividends               $1,256,644  $1,435,843

  Ratio of Earnings to Fixed Charges and
    preferred stock dividends - continuing
     operations                                  3.92        3.26

  (a) Excludes the after-tax gain on the sale of non-strategic telephone properties of $162 million.

  (b) Excludes the $1.8 billion pre-tax restructuring charge, the after-tax cost of voluntary separation programs at Telephone Operations of $74 million and the after-tax gain on the sale of non-strategic telephone properties of $91 million.
